SUPPLEMENTAL CONFIRMATION

To:	Plantronics, Inc. 345 Encinal Street Santa Cruz, California 95060
From:	Goldman, Sachs & Co.
Subject:	Accelerated Stock Buyback
Ref. No:	4165157425
Date:	August 19, 2011

*** Certain information in this Agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Plantronics, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 9, 2011 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 19, 2011
Forward Price Adjustment Amount:
*** Certain information in this Agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Calculation Period Start Date:	August 22, 2011
Scheduled Termination Date:	March 27, 2012
Final Termination Date:	June 27, 2012
First Acceleration Date:
*** Certain information in this Agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Prepayment Amount:	USD 50,000,000
Prepayment Date:	August 24, 2011
Initial Shares:
1,136,364 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire.

Initial Share Delivery Date:	August 24, 2011
Ordinary Dividend Amount:	For any calendar quarter, USD 0.05
Scheduled Ex-Dividend Dates:	November 16, 2011 and February 16, 2012
Termination Price:
*** Certain information in this Agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Additional Relevant Days:	The five (5) Exchange Business Days immediately following the Calculation Period.

3.    Notwithstanding Section 7 of the Master Confirmation, Counterparty may purchase shares as provided in the repurchase agreement dated as of August 19, 2011 between GS&Co. and Counterparty or any other repurchase agreement (including, for the avoidance of doubt, any Rule 10b5-1 repurchase agreement) entered into between GS&Co. and Counterparty from time to time.
4.    Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
5.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.
Yours sincerely,
GOLDMAN, SACHS & CO.

By: ________________________________
Authorized Signatory

Agreed and Accepted By:
Plantronics, Inc.

By:	________________________________
Name:
Title: